Exhibit 99

PRESS RELEASE

For Immediate Release

INEI CORPORATION ANNOUNCES CASH DISTRIBUTIONS

ANNAPOLIS, MD – April 12, 2005: INEI Corporation [OTCBB:INEY] announced that its Board of Directors declared a second liquidating cash distribution on April 7, 2005 of fifteen cents ($0.15) per share on its Common Stock and fifteen cents ($0.15) per share on its Class B Common Stock. Both distributions are to be paid on or about May 16, 2005 to the holders of record at the close of business on April 29, 2005.

The stockholders of INEI Corporation (formerly known as Insituform East, Incorporated) approved the dissolution and liquidation of INEI Corporation at their annual meeting on June 30, 2004 and, pursuant thereto, the Board caused the filing of a certificate of dissolution on June 30, 2004. An initial liquidating distribution of one dollar ($1.00) per share was made to the Company’s Common and Class B Common stockholders on November 1, 2004.

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Contact:	Robert W. Erikson	George Wm. Erikson
	President	Chairman
	(443) 482-3375	(443) 482-3375